As filed with the Securities and Exchange Commission on December 31, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

VERIFYME, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	23-3023677 (I.R.S. Employer Identification Number)

75 S. Clinton Ave., Suite 510

Rochester, NY 14604
(585) 736-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________

Copies To:
Alexander R. McClean, Esq.

Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
(585) 232-6500
___________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common stock, par value $0.001 per share (3)
Preferred stock, par value $0.001 per share (3)
Warrants (3) (4)
Purchase Contracts (3) (5)
Rights (3)
Units (3) (6)
Total	$100,000,000		$100,000,000	$10,910.00

(1)	Information as to each class of security has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.
(3)	Such indeterminate amount of common stock, preferred stock, warrants, purchase contracts, rights and units as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)	Includes an indeterminate number of our shares of common stock, preferred stock or other securities to be issuable upon the exercise of warrants for such securities.
(5)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of our shares of common stock, preferred stock or other securities at a future date or dates.
(6)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated December 31, 2020

PROSPECTUS

$100,000,000

VerifyMe, Inc.

Common Stock

Preferred Stock
Warrants

Purchase Contracts

Rights
Units
___________________

The securities covered by this prospectus may be offered and sold, from time to time, by VerifyMe, Inc. in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “VRME” and “VRMEW” respectively. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers or through a combination of such methods. See “Plan of Distribution.”

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The date of this prospectus is                              , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “VerifyMe,” the “Company,” “we,” “us,” and “our” refer to VerifyMe, Inc., unless the context clearly indicates otherwise.

___________________

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), including risks related to the following:

•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

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VERIFYME, INC.

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we” or “us”) is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed in Nevada on November 10, 1999. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to remotely track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo (a division of HP, Inc.) printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud -based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have derived minimal revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with modern digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be used to print both static and variable images utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be used in fixed images, variable images or serialized codes, bar codes or QR codes. We have developed a product which attaches to a smart-phone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

In the areas of authentication and serialization of physical goods, we offer clients the following brand protection security and anti-counterfeit technologies:

•	RainbowSecure®
•	VeriPASTM serialization, track and trace technology
•	VeriPAS™ Smartphone Authenticator
•	VerifyMe Beeper
•	VerifyMe® as Authentic® Labels
•	VerifyMe® WebTM

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series presses.  Our technology has been tested and approved by HP Indigo 6000 series presses and more recently we have successfully run pilot production on the 7800 press which runs on HP Indigo’s newer series 4 platform, and will open up sheet-feed products like folded cartons and plastic cards. Customers can use a handheld beeping device, our VerifyMe Beepers, tuned to authenticate the unique frequency of our RainbowSecure® invisible ink, to broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. VerifyMe Beepers are being commercialized and leased to customers, typically for one year. In December 2017, we signed a contract with Micro Focus International PLC (“Micro Focus”) to use RainbowSecure® in their Global Product Authentication, Track and Trace (GPAS) system (software). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. Under the contract with Micro Focus, we have a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPAS™. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We believe RainbowSecure® is particularly well-suited to closed and controlled environments that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. We have derived limited revenue from the sale of our RainbowSecure® technology.

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VeriPAS™ serialization, track and trace technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Using information from a smartphone screen, our VeriPASTM technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VeriPASTM software can verify authenticity of the product, as well as track and trace the product from production through delivery. Certain clients are in the testing stage with this product. To date, we have recognized minimal revenue from this technology.

VeriPAS™ Smartphone Authenticator technology is a piece of hardware with a built-in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smartphone to this device which then reveals the hidden RainbowSecure® images on the smartphone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. The VerifyMe Beeper is a handheld beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers, typically for one year.

VerifyMe® as Authentic® labels are dual-purpose pre-printed labels with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication and tracking purposes.  This label was developed to provide covert brand protection for on-line retailers, while enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being tested by prospective customers.

VerifyMe® WebTM includes, through our collaboration with Corsearch, Inc., a brand clearance and protection leader, technologies and services that better enable customers to effectively tackle counterfeit websites, domains and e-commerce platforms offering counterfeit products. To date, we have not derived revenue from this technology.

We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included on, or that can be accessed through, our website and you should not consider it to be part of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC (www.sec.gov). These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

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●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 9, 2020.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020 and for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020.

●	Our Current Reports on Form 8-K filed with the SEC on March 3, 2020, March 5, 2020, April 22, 2020, May 11, 2020, May 26, 2020, June 15, 2020, June 22, 2020, July 29, 2020, August 7, 2020, October 1, 2020, October 16, 2020 and November 17, 2020.

●	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, preferred stock, warrants, purchase contracts, rights and units that we may offer under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our amended and restated articles of incorporation (“articles”) and amended and restated by-laws (“bylaws”). This description is only a summary. You should read and refer to our articles and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRME.”

Preferred Stock

We are authorized to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the designation and powers, rights and preferences and qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders. As of December 30, 2020, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,444 shares of our common stock.

Our Board has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depository shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

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Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our capital stock.

Board of Directors; Removal of Directors for Cause.  Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors.  Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.  Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws.  If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by our chairman of the board of directors pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or other securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, other securities or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

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●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	United States federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

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The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to and method by which holders of rights will be entitled to exercise;

●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Right Certificate and, if applicable, the Rights Agent Agreement or Subscription Agent Agreement relating to such rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the acquisition of companies, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

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PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

●	to or through underwriters;

●	through agents;

●	through broker-dealers (acting as agent or principal);

●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise; or

●	through a combination of any such methods of sale.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

●	any exchange on which the securities will be issued; and

●	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

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Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, N.Y.

EXPERTS

The consolidated financial statements of VerifyMe, Inc. as of December 31, 2019 and December 31, 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, in reliance upon the reports of MaloneBailey, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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$100,000,000

VerifyMe, Inc.

Common Stock

Preferred Stock
Warrants
Purchase Contracts

Rights
Units

Prospectus

, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of our securities being registered hereby are:

Securities and Exchange Commission filing fee	$10,910.00
Accounting fees and expenses	*
Legal fees and expenses	*
Printing fees	*
Miscellaneous	*
Total expenses	$10,910.00

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than any underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of our securities under this registration statement. An estimate of the various expenses in connection with the issuance and distribution of our common stock being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our amended and restated articles of incorporation, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers pursuant to which the Company agrees to indemnify said officer, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was an officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

	Exhibit No.	Description
**	1.1	Form of Underwriting Agreement

	4.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

	4.2	Second Amended Certificate of Designation for Series A Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 18, 2015)

	4.3	Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 18, 2015)

	4.4	Certificate of Withdrawal of Certificate of Designation for Series C and Series D Convertible Preferred Stock (incorporated herein by reference from Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

	4.5	Amended and Restated Bylaws of VerifyMe, Inc., as amended through July 24, 2020 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 29, 2020)

	4.6	Form of Warrant for the Purchase of Common Stock (incorporated herein by reference from Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

	4.7	Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)

	4.8	Form of Common Stock Purchase Warrant (incorporated herein by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)

	4.9	Warrant Agent Agreement dated June 22, 2020 between the Company and West Coast Stock Transfer, Inc. (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

	4.10	Form of Representative’s Warrant (incorporated herein incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

	4.11	Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on June 2, 2020)

**	4.12	Form of Preferred Stock Certificate of Designation (including Form of Preferred Stock Certificate)

**	4.13	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock or Units.

**	4.14	Form of Purchase Contract Agreement

**	4.15	Form of Right Certificate

**	4.16	Form of Rights Agent Agreement or Subscription Agent Agreement

**	4.17	Form of Unit Agreement (including Form of Unit Certificate)

*	5.1	Opinion of Harter Secrest & Emery LLP

*	23.1	Consent of MaloneBailey, LLP

*	23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

*	24.1	Power of Attorney (included in the signature page of this Registration Statement)

____________________

*	Filed herewith.
**	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated herein by reference.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1943) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 31st day of December 2020.

VERIFYME, INC.

By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick White and Margaret Gezerlis, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	President, Chief Executive Officer and Director	December 31, 2020
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Chief Financial Officer	December 31, 2020
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ Norman Gardner	Chairman of the Board	December 31, 2020
Norman Gardner

/s/ Chris Gardner	Director	December 31, 2020
Chris Gardner

/s/ Marshall Geller	Director	December 31, 2020
Marshall Geller

/s/ Howard Goldberg	Director	December 31, 2020
Howard Goldberg

/s/ Scott Greenberg	Director	December 31, 2020
Scott Greenberg

/s/ Arthur Laffer	Director	December 31, 2020
Arthur Laffer

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